Exhibit 24.1
POWER OF ATTORNEY
     The undersigned, a director of Acquicor Technology, Inc., a Delaware corporation (the “Company”), constitutes and appoints Gilbert F. Amelio, Ph.D., and Ellen M. Hancock, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), with all exhibits thereto, and other documents in connection therewith, to the registration statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission on September 2, 2005, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     In witness whereof, the undersigned has caused this Power of Attorney to be executed as of October 18, 2005.

/s/ John P. Kensey
John P. Kensey